Exhibit 21.1

                        SUBSIDIARIES OF EQUITY INNS, INC.

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                                                         Jurisdiction of
Name                                                Incorporation/Organization
----                                                --------------------------
Equity Inns Trust                                           Maryland
Equity Inns Services, Inc.                                  Tennessee
Equity Inns Partnership, L.P.                               Tennessee
Equity Inns Partnership II, L.P.                            Tennessee
Equity Inns/West Virginia Partnership, L.P.                 Tennessee
EQI Financing Corporation                                   Tennessee
EQI Financing Partnership I, L.P.                           Tennessee
EQI Financing Corporation II                                Tennessee
EQI Financing Partnership II, L.P.                          Tennessee
EQI/WV Financing Partnership, L.P.                          Tennessee
ENN Company, Inc.                                           Tennessee
E. Inns Orlando, Inc.                                       Tennessee
E.I.P. Orlando, L.P.                                        Tennessee

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